UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 28, 2020

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Kaival Brands Innovations Group, Inc.
Form 8-K

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 2, 2020 (the “Amendment Date”), Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company”), entered into the First Amendment to Service Agreement (the “First Amendment”) with QuikfillRx LLC, a Florida limited liability company (the “QuikfillRx”), which amended that certain Service Agreement, dated March 31, 2020, with QuikfillRx (the “Service Agreement”).

Pursuant to the terms of the First Amendment, the parties agreed to modify the amount of General Compensation (as defined below) to be paid to QuikfillRx. As a result of the First Amendment, “General Compensation” consists of the following: (i) for the Services (as defined in the Service Agreement) provided in March 2020, the Company paid QuikfillRx an amount equal to $86,000; (ii) for the Services provided in April 2020, the Company paid QuikfillRx an amount equal to $100,000; (iii) each calendar month commencing May 2020 through October 2020, the Company will pay QuikfillRx an amount equal to $125,000 per month for the Services to be performed during such calendar month; (iv) if the parties agree to extend the term of the Service Agreement beyond the original expiration date of October 31, 2020, then for the period between November 1, 2020 and October 31, 2021, the Company will pay QuikfillRx $125,000 per month for the Services to be performed during such calendar month; and (iv) if the parties agree to extend the term of the Service Agreement beyond October 31, 2021, then for the period between November 1, 2021 and October 31, 2022, the Company will pay QuikfillRx $150,000 per month for the Services to be performed during such calendar month.

The above description of the First Amendment does not purport to be complete and is qualified in its entirety by the full text of the First Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Adoption of 2020 Stock and Incentive Compensation Plan

On May 28, 2020, the Board of Directors (the “Board”) of the Company adopted the 2020 Stock and Incentive Compensation Plan (the “Incentive Plan”). The following is a summary of the principal features of the Incentive Plan. The summary of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Background. The purpose of the Incentive Plan is to enhance stockholder value by linking the compensation of the Company’s employees, officers, directors, and consultants to increases in the price of the Company’s common stock and the achievement of other performance objectives and to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and success. The Incentive Plan is also intended to assist the Company in recruiting new employees and to motivate, retain, and encourage such employees and directors to act in stockholders’ interest and share in the Company’s success. The various types of incentive awards that may be provided under the Incentive Plan are intended to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations, and the size and diversity of its business. The Company will not offer incentive stock options under the Incentive Plan. All of the Company’s employees, officers, directors, and consultants will be eligible to be granted awards under the Incentive Plan.

The Incentive Plan will be administered by the Board. All awards made under the Incentive Plan will be subject to the recommendations and approvals of the Board.

Stock Subject to the Incentive Plan. Subject to the terms of the Incentive Plan, the maximum aggregate number of shares of the Company’s common stock that may be subject to or delivered under awards granted pursuant to the Incentive Plan is 100,000,000 shares. Shares subject to awards that have been canceled, expired, settled in cash, or not issued or forfeited for any reason (in whole or in part) will not reduce the aggregate number of shares that may be subject to or delivered under awards granted under the Incentive Plan and be available for future awards granted under the Incentive Plan.

Eligibility. The Company may grant awards under the Incentive Plan to employees, officers, directors, and consultants.

Types of Awards. The Incentive Plan provides for options not qualifying as “incentive” stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, stock appreciation rights, shares of restricted stock, and other stock-based awards.

Award Limitation. Non-employee directors may not be grated awards in excess of the 200,000 shares of the Company’s common stock in any calendar year.

Term and Amendments. Unless terminated by the Board, the Incentive Plan will continue to remain effective until no further awards may be granted and all granted and all awards granted under the Incentive Plan are no longer outstanding. The Board may at any time, and from time to time, amend the Incentive Plan; provided, that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the Incentive Plan without the holder’s consent.

Approval of Compensation and Awards

Base Salary

On May 28, 2020, the Board approved an annual base salary equal to $144,000 for the Company’s Chief Executive Officer and an annual base salary equal to $120,000 for the Company’s Chief Operating Officer. The annual base salaries will be reviewed by the Board on an annual basis.

Restricted Stock Unit Awards

On May 28, 2020, the Board approved the award of 3 million restricted stock units (“RSUs”) under the Incentive Plan to each of the Chief Executive Officer and the Chief Operating Officer. The RSUs were awarded pursuant to restricted stock unit agreements (“RSU Agreement”), which provide for vesting over the course of three years, with a portion of the RSUs vesting every three months. The vesting schedules are set forth in the applicable RSU Agreements, which are filed herewith as Exhibits 10.3 and 10.4. The fair market value of the RSUs is based upon the average of the closing price of the Company’s common stock on the three trading days immediately the grant date of the RSUs.

On May 28, 2020, the Board also approved a bonus award (“RSU Bonus Award”) of an additional 6 million RSUs under the Incentive Plan to the Chief Executive Officer and 4 million RSUs under the Incentive Plan to the Chief Operating Officer. The RSU Bonus Awards only vest in the event of a change of control (as such term is defined in the Incentive Plan) or the Company achieves in excess of $1 billion in accumulated total gross revenues during the period beginning on March 9, 2020 (the day the Company commenced business operations) and ending on October 31, 2023 (the end of the Company’s fiscal year 2023).

Restricted Stock Award

On May 28, 2020, the Board approved an equity bonus award for each of the Chief Executive Officer and the Chief Operating Officer. With respect to the Chief Executive Officer, the Board approved an award of 90,000 restricted shares of the Company’s common stock for every $50 million in accumulated gross revenues generated by the Company. With respect to the Chief Operating Officer, the Board approved an award of 75,000 restricted shares of the Company’s common stock for every $50 million in accumulated gross revenues generated by the Company. The Company’s accumulated gross revenues will be evaluated on a quarterly basis, beginning with this second quarter of fiscal year 2020. The Company anticipates that the shares will be issued, if earned, once the Company’s financial results for such quarter have been publicly released.

Cash Bonus Award

On May 28, 2020, the Board approved cash bonus awards to each of the Chief Executive Officer and the Chief Operating Officer. With respect to the Chief Executive Officer, the Board approved a cash bonus award equal to $30,000 for every $25 million in gross revenues generated by the Company. With respect to the Chief Operating Officer, the Board approved a cash bonus award equal to $20,000 for every $25 million in gross revenues generated by the Company. The Company’s accumulated gross revenues will be evaluated on a quarterly basis, beginning with the second quarter of fiscal year 2020. The Company anticipates that the cash bonus award will be paid, if earned, once the Company’s financial results for each quarter have been publicly released.

The above descriptions of the Incentive Plan and the RSU Agreements do not purport to be complete and are qualified in their entirety by the full text of such documents, which are filed as Exhibits hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1*	First Amendment to Service Agreement by and between Kaival Brands Innovations Group, Inc. and QuikfillRx LLC, dated June 2, 2020.
10.2*	2020 Stock and Incentive Compensation Plan, which is filed herewith.
10.3*	Form of Restricted Stock Unit Agreement by and between Kaival Brands Innovations Group, Inc. and Nirajkumar Patel, which is filed herewith.
10.4*	Form of Restricted Stock Unit Agreement by and between Kaival Brands Innovations Group, Inc. and Eric Mosser, which is filed herewith.
10.5*	Form of Restricted Stock Unit Agreement by and between Kaival Brands Innovations Group, Inc. and Nirajkumar Patel, which is filed herewith.
10.6*	Form of Restricted Stock Unit Agreement by and between Kaival Brands Innovations Group, Inc. and Eric Mosser, which is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: June 3, 2020	By:	/s/ Nirajkumar Patel
Nirajkumar Patel
Chief Executive Officer, Chief Financial Officer, and a Director

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